Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Johnson and John Schmitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ John D. Johnson	Chief Executive Officer	October 7, 2009
John D. Johnson	(principal executive officer)

/s/ John Schmitz	Executive Vice President &	October 7, 2009
John Schmitz	Chief Financial Officer (principal financial officer)

/s/ Michael Toelle	Chairman of the Board	October 7, 2009
Michael Toelle

/s/ Bruce Anderson	Director	October 7, 2009
Bruce Anderson

/s/ Donald Anthony	Director	October 7, 2009
Donald Anthony

/s/ Robert Bass	Director	October 7, 2009
Robert Bass

/s/ Dennis Carlson	Director	October 7, 2009
Dennis Carlson

/s/ Curt Eischens	Director	October 7, 2009
Curt Eischens

/s/ Steve Fritel	Director	October 7, 2009
Steve Fritel

Name	Title	Date

/s/ Jerry Hasnedl	Director	October 7, 2009
Jerry Hasnedl

/s/ David Kayser	Director	October 7, 2009
David Kayser

/s/ James Kile	Director	October 7, 2009
James Kile

/s/ Randy Knecht	Director	October 7, 2009
Randy Knecht

/s/ Greg Kruger	Director	October 7, 2009
Greg Kruger

/s/ Michael Mulcahey	Director	October 7, 2009
Michael Mulcahey

/s/ Richard Own	Director	October 7, 2009
Richard Owen

/s/ Steve Riegel	Director	October 7, 2009
Steve Riegel

/s/ Daniel Schurr	Director	October 7, 2009
Daniel Schurr

/s/ Duane Stenzel	Director	October 7, 2009
Duane Stenzel